SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 24, 2008

(Date of earliest event reported)

SALLY HOLDINGS LLC (Exact name of registrant as specified in its charter)	SALLY CAPITAL INC. (Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

36-4472381	56-2620323
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

333-144427	333-144427-10
(Commission file number)	(Commission file number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Board Member.  On April 24, 2008, Donald J. Gogel resigned from the Board of Directors (the “Board”) of Sally Beauty Holdings, Inc. (the “Company”).  Mr. Gogel, a Class III member of the Board and a member of its Finance Committee, has served as a Director of the Company since November of 2006.

Election of Board Member.  On April 24, 2008, the Board of Directors of the Company elected Kenneth A. Giuriceo as a Class III member of the Board, with a term expiring in 2009.  Mr. Giuriceo was also elected to serve as a member of the Finance Committee of the Board.

Mr. Giuriceo, 34, is a Partner at Clayton Dubilier & Rice, Inc.  Prior to joining Clayton Dubilier & Rice, Inc. in 2003, Mr. Giuriceo worked in the principal investment area of Goldman, Sachs & Co. from 2002 to December 2003.  Mr. Giuriceo is currently a member of the Board of Directors of The ServiceMaster Company, a private outsourcing services company, where he serves as chair of its audit committee and as a member of its compensation committee.  Mr. Giuriceo earned a Bachelor of Science degree from Boston College and a Masters of Business Administration from Harvard Business School.

Stockholders Agreement.  Mr. Giuriceo’s election was made pursuant to the terms and conditions of that certain Stockholders Agreement, dated November 16, 2006, and executed in connection with the Company’s separation from the Alberto-Culver Company, the Company, CDRS Acquisition LLC and CD&R Parallel Fund VII, L.P., (the “CDR Investors”) and Mrs. Carol L. Bernick, Mr. Leonard H. Lavin and certain of the Company’s other stockholders (the “Lavin Family Stockholders”), entered into a stockholders agreement (the “Stockholder Agreement”). The Stockholders Agreement provides, in part, that until the earlier of November 16, 2016 and the termination of the Stockholders Agreement, the CDRS designees who are members of the Nominating and Corporate Governance Committee of the Board (or if none remain, the remaining CDRS designees) will have the right to designate for nomination or appointment to the Board the individual to replace any CDRS designee upon his or her death, retirement, disqualification or removal (other than removal for cause) so long as CDRS has the right to designate such CDRS designee under the Stockholders Agreement.  In addition, the Stockholders Agreement provides that the Finance Committee of the Board will have four members, at least two of whom will be CDRS designees.

Letter Agreement with Clayton, Dubilier & Rice, Inc.   The Company is a  party to a letter agreement with Clayton, Dubilier & Rice, Inc., dated as of February 26, 2007, (the “CD&R Letter Agreement”), pursuant to which it pays Clayton, Dubilier & Rice, Inc. $37,500 per calendar quarter for each of its professional employees who is designated by CDRS to serve on the Board. In addition, pursuant to the Letter Agreement, such designees (other than the Chairman of the Board to the extent that such Chairman remains a designee) will receive reimbursement for travel and other out-of-pocket expenses in the same manner as other Directors. In consideration for these payments, Clayton, Dubilier & Rice, Inc. has waived, on behalf of such designees to the Board, any right to the payment of other compensation for such person’s service as a director.

Director Indemnification Agreement.   On April 24, 2008, the Board approved and authorized the Company to enter into an indemnification agreement with Mr. Giuriceo in substantially the form furnished as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 7, 2006, which is incorporated herein by reference. The form of indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to the Company.

The indemnification agreement, upon its execution by the Company and Mr. Giuriceo, will provide, among other things, that subject to the procedures set forth therein, the Company will, to the fullest extent permitted by applicable law, indemnify Mr. Giuriceo if, by reason of his corporate status as a Director, he incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal administrative or investigative nature. In addition, the indemnification agreement provides for the advancement of expenses incurred by Mr. Giuriceo, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. The indemnification agreement also requires that the Company cover Mr. Giuriceo under liability insurance available to any of the Company’s directors, officers or employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2008

SALLY HOLDINGS LLC

	By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, Secretary and General Counsel

Date: April 24, 2008

SALLY CAPITAL INC.

	By:	/s/ Raal H. Roos
	Name:	Raal H. Roos

	Title:	Senior Vice President, Secretary and General Counsel